MANAGEMENT AGREEMENT
                            (CAREMATRIX/NEEDHAM, MA)


    This MANAGEMENT AGREEMENT (the "Agreement") is dated as of the     day of
June, 1996, by and among CareMatrix of Massachusetts, Inc., a Delaware corporation, with its principal place of business in Needham, Massachusetts ("CareMatrix"), and Continuum Care of Needham, Inc., a Delaware corporation, with its principal place of business in Needham, Massachusetts (the "Owner").

     WHEREAS, the Owner is the owner and operator of a one hundred forty-two
(142) bed skilled nursing facility located in Needham, Massachusetts (the "Facility");

     WHEREAS, the Owner has determined that the hiring of a management company to provide day-to-day management of the Facility is necessary for the efficient operation of the Facility;

     WHEREAS, the Manager has represented that it is experienced in the management of similar health care facilities, is knowledgeable as to the state and federal requirements governing the licensure, operation, accreditation and reimbursement of health care facilities and that the owners and employees of Manager are qualified health care professionals;

     WHEREAS, based upon the Manager's representatives set forth herein, the Owner has determined that the hiring of the Manager is cost-effective and consistent with the Owner's desire to provide high quality care to the patients at the Facility at the lowest cost;

     WHEREAS, the Owner has determined that the services to be provided by the Manager will augment the services provided by it and the employees of the Facility so as to increase productivity;

     WHEREAS, the Owner has determined that the hiring of the Manager on the terms and conditions hereinafter set forth will not prevent the Owner from exercising ultimate control over the policies and operations of the Facility; and

     WHEREAS, the Manager is willing to manage the day-to-day operations of the Facility on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. General Duties. The Owner engages the Manager to manage, supervise and operate the Facility with the objective of providing quality care to patients of the Facility and to carry out the general duties with respect to the Facility under the general supervision and direction of the Owner which include, but are not limited to, the following:


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     Supervise on behalf of the Owner, the performance of all such administrative functions as may be necessary in the management of the Facility; select, hire (or contract with), train, supervise monitor the performance of, and discipline, promote, terminate or fire (subject to the rights of the Owner under Section 2.1 of this Agreement to approve the hiring, disciplining and determination of the Administrator, and Director of Nursing Services) all personnel involved in the administration and day-to-day operation of the Facility, including, without limitation, management, medical, nursing and other health care personnel, custodial, food service, cleaning, maintenance and other operational personnel, and secretarial or bookkeeping personnel, each of whom shall be employees of the Owner; provided centralized accounting, billing, purchasing and bill payment functions for the Facility; establish systems of accounts and supervise the maintenance of ledgers and other primary accounting records by the personnel of the Facility; supervise the financial affairs of the Facility; establish and supervise the implementation of operating and capital budgets, including those required to establish reimbursement rates with respect to state or federal entitlement programs as well as self-pay rates; prepare and maintain true, complete and accurate records necessary for the preparation of such operating budgets; determine which items of cost and expense properly relate to patient care; establish and administer financial controls over the operation of the Facility, develop and establish financial standards and norms by which the income, costs and operations of the Facility may be evaluated; serve as advisor and consultant in connection with policy decisions to be made by the Owner; furnish reports to the Owner as the Owner may reasonably request and provide the Owner with economic and statistical data in connection with or relative to the operations of the Facility; represent the Facility in its day-to-day dealings with regulatory and rate-setting authorities (including preparation and submission of reports for reimbursement), creditors, patients, personnel, agents for collection, and insurers; act as agent for the Owner in disbursing or collecting the funds of the Facility and in paying the debts and fulfilling the obligations of the Facility; coordinate and supervise a marketing plan for the Facility to insure that the Facility obtains full occupancy as soon as possible and, after the Facility has achieved full occupancy, assist in the development of an annual marketing plan and budget to maintain the patient census at a proper level; and to all other things necessary or proper for the daily operation and management of the Facility, including everything necessary to ensure compliance with the rules and regulations all applicable governmental agencies, with Medicare and Medicaid requirements applicable to nursing homes, and with any other local, state, federal or JCAHO requirements governing or applicable to nursing facilities. In addition, in order to plan for future operations and to establish long range policies and goals for the Facility, the Manager will, under the general supervision of the Owner, meet on at least a monthly basis with Owner's representatives and the Administrator to review financial and operational statistics of the Facility. The Administrator also will attend monthly regional administrator meetings and educational programs.

     The Manager further agrees that it will:

     (i) perform its duties and responsibilities hereunder in compliance with all applicable laws, subject to the responsibilities of the Owner as the licensee of the Facility;

     (ii) supervise and direct the management and operation of the Facility, exercising the degree of care used by an experienced management company, given the financial resources available to the


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Facility, the location of the Facility, the restrictions of applicable laws, and other existing circumstances; and

     (iii) consult with the Owner and keep the Owner advised as to all major policy and business matters relating to the Facility.

     1.1 Opinion of Counsel. The Manager shall have the duty to consult with counsel for the Owner whenever questions arise as to the meaning and interpretation of the phrase "relating to patient care" as such phrase is used above with reference to the submission of expenses for reimbursement pursuant to applicable state or federal statutes or regulations relating to entitlement programs. The Manager shall be entitled to rely upon any such opinion when rendered by counsel.

     2. Specific Duties. Without limiting the generality of the foregoing, the Manager shall have the following specific duties:

          2.1 Employees. The Manager shall recruit, evaluate, select, and hire, on behalf of the Owner, a qualified and properly licensed Administrator who shall be responsible for the functional operation of the Facility and supervision of personnel at the Facility on a day-to-day basis, as well as all on-site medical, nursing, custodial, food service, cleaning, maintenance, secretarial and bookkeeping personnel for the day-to-day operations of the Facility. The Administrator and all such other personnel shall be employees of the Owner, and the Owner shall retain full responsibility for payment of their wages, salaries and other compensation and benefits. The Manager shall, subject to approval by the Owner, establish necessary and desirable personnel policies and procedures, wage structures and staff schedules. The Manager, subject to approval by Owner, shall have authority to hire, discipline, promote and discharge employees of the Owner who participate in the day-to-day operation and administration of the Facility. Both the Manager and the Owner must approve the hiring and/or firing of the Administrator, the Executive Director and the Director of Nursing Services, which approval shall not be unreasonably withheld or delayed. The Manager shall: (i) maintain payroll records and prepare weekly and monthly payrolls, withholding taxes and Social Security taxes; (ii) prepare and submit all required state and federal tax or benefit returns required with respect to employees, including, without limitation, the returns required by FICA, FUTA and all applicable unemployment compensation laws; (iii) maintain in force all required levels of workers' compensation insurance; and (iv) prepare and submit to the Owner any certificates of payroll expenses as may be reasonably requested. The Manager shall not be liable to any employee of the Facility for wages, salaries and other compensation and benefits, or to the Owner, unless the Manager was specifically required to obtain the approval of the Owner before committing to a salary or benefit and such approval was not obtained. The Manager shall not be liable to the Owner or others for any action or omission on the part of any employee of the Owner of the Facility, unless the employee was acting under the express direction of the Manager or unless such employee was following an express policy or procedure of the Manager, which policy or procedure is subsequently determined to be incorrect. The Manager shall provide the Owner with monthly reports of all hiring, disciplinary actions, promotions and firings at the Facility for the month.

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          2.2 Purchasing. The Manager shall purchase, for the account of the
     Owner, all necessary foodstuffs, supplies, materials, appliances, tools and equipment necessary for the operation of the Facility. The Manager shall arrange contacts on behalf of the Owner for electricity, gas, telephone, cable television and any other utility or service necessary for the operation of the Facility. The Manager shall, on behalf of the Owner, contract for and supervise the making of any necessary repairs, alterations, and improvements to the Facility; provided that in the case of any capital expenditure, alteration or improvement, the cost of which exceeds Three Thousand ($3,000) Dollars, the Manager shall obtain the prior written approval of the Owner; and provided further, that no such prior written approval shall be required if the expenditure is made under circumstances reasonably requiring emergency action (so long as the Manager attempts to notify the Owner on a concurrent basis). The Manager shall prepare and submit to the Owner any certificates of purchasing expenses incurred for the Facility as may be reasonably requested.

          2.3 Collection of Accounts. The Manager shall prepare and submit bills and collect for the account of the Owner any and all moneys owing to the Owner, whether from patients or third party payors such as Medicare or Medicaid.

          2.4 Bookkeeping. The Manager shall establish and maintain a record and bookkeeping system for the operation and conduct of business of the Facility in accordance with generally accepted accounting principles consistently applied and in accordance with all requirements of Medicare and Medicaid or other third party payors. Books and records at the Facility may be maintained by an employee of the Owner under the supervision of the Manager. Full books of account with entries of all receipts and expenditures related to the operation of the Facility shall be maintained at the offices of the Manager and shall at all times be open for inspection by representatives of the Owner. The Manager shall be responsible for filing all local, state and federal tax returns relating to the operation of the Facility, with the exception of corporate income tax and pension returns, and shall be responsible for penalties, interest, and audit costs arising out of late, inaccurate, or incomplete filings or the Manager's failure to file such tax returns provided, however, that the Owner makes available sufficient funds for payment of any taxes due).

          2.5 Financial Reports. The Manager shall furnish to the Owner the following financial reports:

          (a) as soon as possible and not later than thirty (30) days after the close of each calendar month, a balance sheet as of the end of the month and a statement of income and retained earnings for the month and for the year-to-date, together with a comparison to the budget and a detailed statement of receipts, disbursements, accounts payable and accounts receivable as of the end of such monthly period; provided, however, that the computer services charges connected with the preparation of such information shall not be an expense of the Owner;

          (b) as soon as possible, and not later than sixty (60) days after the close of each fiscal year, a year-end compilation report, including a balance sheet as of the end of such year and a statement of income and retained earnings;

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          (c) as soon as possible after the close of the year for rate-setting purposes and not later than the applicable deadline, a year-end cost report showing cost and expenditures relating to patient care; such report shall be, in all respects, in compliance with the requirements of Medicare, Medicaid or any other third party payor to whom the Owner may be obligated to furnish reports and in a form suitable for submission to the state of such third party payor;

          (d) such other and further reports or calculations as may be required under any financing terms in accordance with the deadlines set forth in any financing agreements encumbering the Facility (any such financing agreement or agreements are collectively referred to herein as a "Financing Agreement").

          2.6 Patients. In accordance with the provisions of all applicable state and federal statutes, as amended from time to time, the Manager shall use its best efforts to maintain the patient census at the Facility in such numbers and in such a manner as, in the Manager's judgment, will tend to maintain the financial stability of the Facility and will comply with the covenants in any Financing Agreement. The Manager shall recommend to the Owner programs for implementation with third party payors, such as insurers, federal agencies and state and local agencies, for care of patients with special medical, care, or rehabilitation needs on a contract basis, all for the purposes of, in the opinion of the Manager, improving the financial stability of the Facility; provided, however, that any such agreement providing for any discount of the Facility's standard rate shall require the Owner's prior written approval. However, the Manager shall not introduce any additional function or service into the Facility's program of health care without first obtaining the consent of the Owner and any regulatory required by law.

          2.7 Budgets. The Manager shall prepare and submit for approval by the Owner the following: (a) as soon as possible and not later than thirty (30) days before the close of each fiscal year, or on such earlier date as may be required under any Financing Agreement, a detailed written capital and operating budget for the next succeeding fiscal year, broken down by month and showing projected expenditures and projected revenues for such budget period; and (b) such other budgets as may be reasonably required of the Owner under any Financing Agreement or by regulatory authorities showing, inter alia, project ordinary and extraordinary expenditures and protected revenues for such budget period.

          2.8 Certification, Licenses and Accreditation. The Manager shall prepare on behalf of the Owner all reports and materials, and follow all procedures necessary, to obtain and/or maintain all federal and state certificates, licenses and accreditation necessary to maintain the Facility as a long-term facility and nursing home.

          2.9 Liaison with Agencies. To the extent desired by the Owner, the Manager shall represent the Owner in all formal or informal proceedings before all state and federal agencies engaged in the regulation, payment, rate-setting, and/or licensing of long-term care facilities and nursing homes. The Owner reserves the right to approve all settlements prior to their finalization.

          2.10 Insurance. The Manager shall obtain, at the Owner's expense, on behalf of the Owner and with the Owner's prior approval, all necessary liability, fire and extended coverage,

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     workers' compensation, and malpractice insurance covering the Facility, its equipment, the employees of the Owner, and the employees of Manager, if any, who relate to the operations of the Facility, which policies shall comply with the terms of any Financing Agreement. The Owner shall bear the expense of the above with respect to the Owner's employees, equipment and Facility. The Manager shall bear the expense of the above with respect to the Manager's employees, if any. Such insurance shall be written by a responsible insurance company or companies reasonably satisfactory to the Owner in kinds and amounts and a certificate of insurance shall be provided to the Owner. The Owner shall retain the right to designate any insurance agent or agency of its choice through which such insurance shall be obtained.

          2.11 Technical and Professional Services. The Manager may, with the prior approval of the Owner and at the Owner's expense, secure such engineering, legal, and other specialized technical and professional services as may be necessary to advise or represent the Owner in connection with any matter involving or arising out of the ownership and operation of the Facility or the conduct of affairs of the Facility.

          2.12 Marketing. The Manager shall agree to coordinate and supervise the agreed upon marketing plan for the Facility during the fill-up phase (the "Marketing Plan"). Monthly statistical census analysis reports will be generated by the Manager and delivered to the Owner. The Manager will recommend adjustments in the Marketing Plan as needed to achieve full occupancy. For purposes of this Agreement, the Facility will be considered to have achieved full occupancy when ninety percent (90%) of its licensed beds have been occupied for a continuous thirty (30) day period. The Manager will assist the management staff if the continued development and coordination of advertising and promotional materials, internal and external public relations programs, sales and staff development programs, and customer satisfaction programs. The Manager shall assist the Facility's management staff to develop a yearly Marketing Plan and budget based upon the Facility's yearly census program and image.

          2.13 Administrative. The Manager shall:

          (i) recommend the establishment of, and implement and supervise procedures to provide staff review of all operational areas, which status shall be reviewed in regularly scheduled quarterly meetings and at other meetings as may be deemed necessary or desirable by the Owner or the Administrator; and

         (ii) provide on-going review and monitoring of all of the Facility's compliance with applicable regulatory requirements for licensure reimbursement, which status shall be reviewed in regularly quarterly meetings and at other meetings as may be deemed necessary or desirable by the Owner.

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          2.14 Plant and Maintenance.

          (i) attention shall be given to preventive maintenance (this item may be provided by outside parties if economically feasible) and, to the extent deemed feasible by the Manager and the Owner, the services of regular maintenance employees shall be used; and

          (ii) The Manager shall make recommendations to the Owner regarding entering into contracts with qualified independent contractors for the maintenance and repair of air conditioning systems and laundry equipment and for extraordinary repairs beyond the capability of regular maintenance employees.

     3. Management Fee

     As compensation for the services to be rendered by the Manager during the term of this Agreement, the Manager shall pay itself, at its principal office given below (or at such other place as the Manager may from time to time designate in writing), and at the times hereinafter specified, a monthly management fee (the "Management Fee") during the terms of this Agreement equal to five (5%) percent of Net Revenues (as defined below). The Management Fee will be paid in equal monthly installments in arrears and shall be due and payable on or before the fifteenth (15th) day of each month following the month in which services were rendered.

     "Net Revenues" as used herein shall mean Gross Revenues (defined below) less all contractual adjustments for Medicaid and Medicare thereto.

     "Gross Revenues" as used herein shall mean and include all revenues received or receivable from or by reason of the operation of the Facility, including, without limitation, all revenue of the Facility for or on account of any and all goods provided and services rendered or activities during the period from the date of this Agreement and thereafter, the gross dollar amount of all such billings by the Facility to or on behalf of patients directly or indirectly connected with the Facility or the provision of all such goods and services, and will include, without limitation, such billings to all governmental payors, including Medicare and Medicaid, such billings to self-paying patients, and such billings to all other third-party insurance carriers and the gross dollar amount billed from non-patient care activity but nevertheless arising from the operation of the Facility including, but not limited to, all revenues received or receivable by reason of all rooms, beds and other facilities subleased or goods sold at the Facility, including, without limitation, all revenues received from any subletting, licensing or other arrangements with third parties relating to the possession or use of any part of the Facility.

     4. Expenses.

          4.1 Manager Expenses. The Manager shall bear the following expenses incurred by it in the management of the business and properties of the
     Facility:

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          (a) Salary and expenses (including, without limitation, payroll taxes, costs of employee benefit plans, travel, insurance, and fidelity bonds) all of personnel employed by the Manager to carry out all responsibilities detailed above.

          (b) Salary and expenses (including, without limitation, payroll taxes, cost of employee benefit plans, travel, insurance, and fidelity bonds) of financial and accounting personnel employed by the Manager to maintain accounting books and records of the Facility, except as provided below.

     4.2 Owner Expenses. Except as otherwise expressly provided herein, the Owner shall bear all of the expenses of operating the Facility and rendering patient care not assumed by the Manager, and without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Facility shall not be borne by the Manager.

          (a) Fees and expenses of independent professional persons expressly retained by the Owner, or retained by the Manager for the account of the Owner with the prior permission of the Owner, for any purpose, salary, other compensation or benefits and expenses of administrative, medical, nursing and other health care personnel; custodial, food service, cleaning, maintenance, operational, secretarial and bookkeeping personnel employed to administer the day-to-day operations of the Facility and to perform health care and related services in the day-to-day operations of the Facility's business.

          (b) Interest and discounts on indebtedness incurred or assumed by the Owner.

          (c) Taxes, imposts, levies or other charges on the existence, operation, receipts, income or property of the Owner, provided, however, that all interest and penalties incurred as a result of the Manager's failure to timely file all returns which the Manager is required to file pursuant to this Agreement, or to make timely payment of all taxes, levies, imposts, or other charges, to the extent that sufficient funds were available to the Manager as of the date such payments were due, shall be the responsibility of the Manager.

          (d) Medical supplies and equipment, food, fuel, kitchen and food service equipment, linens, beds, furniture, clothing and all other supplies and equipment used in supplying nursing home care and services to patients.

          (e) Expenses connected directly or indirectly with the design, acquisition, disposition or ownership of real and personal property devoted, used or consumed in the business of the Facility, including, without limitation, purchase and/or construction of the land and buildings used for such purpose, maintenance, repair and improvement of property, all real estate and personal property taxes assessed, premiums for property and liability insurance on property owned by the Owner, brokerage commissions, and fees and expenses of consultants, managers, or agents retained directly by the Owner.

          (f) The Management Fee.

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          (g) Legal fees and related expenses pertaining to the acquisition, sale, mortgaging or leasing of property, litigation and proceedings relating to rates and charges at the Facility, any other litigation or proceedings to which the Owner is a party. However, such fees shall not include those fees resulting from or arising out of negligence by the Manager.

In the event that there are insufficient funds available to the Manager to pay expenses which the Manager is authorized to incur and pay hereunder, including, without limitation, any taxes to be paid on behalf of the Owner by the Manager, the Manager shall promptly notify the Owner of the amount necessary to cure and the reason for such deficit.

     4.3 Deposit and Disbursement of Funds.

          (i) The Manager shall establish and administer the overall rate structure of the Facility and shall supervise the issuance of bills and the collection of accounts as the true and lawful attorney-in-fact for the Owner. The Manager shall take possession of and endorse the name of the Owner on all notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts described below.

          (ii) The Manager shall establish such accounts for the Facility in the Manager's name, separate from all other accounts and funds of the Manager, with a bank or banks whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") or with a savings and loan institution or institutions whose deposits are insured by the Federal Savings and Loan Insurance Corporation ("FSLIC") as it deems necessary or desirable. The Manager, on behalf of the Owner, shall use reasonable efforts to collect (using legal counsel approved by the Owner, if necessary) all sums due and owing to the Owner in connection with the operation of the Facility, whether from patients, third party payors or others. The Manager and the Owner shall deposit into such accounts all monies furnished by the Owner as working funds and all receipts and monies arising from the operations of the Facility or otherwise received by the Owner or by the Manager for or on behalf of the Owner.

          (iii) Draws on such accounts may be made by the sole signature of an authorized representative of the Manager (or by wiring instructions from such authorized representative of the Manager) and shall be paid to the Manager to reimburse the Manager for payments made pursuant to this Agreement by the Manager from its own accounts. The Owner hereby appoints the Manager, for the term of this Agreement, as the Owner's true and lawful attorney-in-fact to withdraw, by writing checks against such accounts, funds for reimbursement of all amounts payable pursuant to this Agreement in connection with the operation of the Facility. The Owner agrees to execute from time to time any additional documents required by any bank wherein such documents are held to effectuate all powers of attorney referred to herein. The Manager shall make disbursements and payments from such accounts, on behalf and in the name of the Owner, in such amounts and at such times as are deemed by the Manager to be appropriate or required in connection with, first, payments required by any Financing Agreement, and second, payments of ownership, maintenance and operating expenses of the Facility and the other costs, expenses and expenditures provided for in this Agreement including the Management Fee.

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     5. Duty of Manager. The Manager shall render the services called for hereunder in the utmost good faith and the Manager acknowledges that it is acting in a fiduciary capacity with respect to the Owner and owes the Owner the highest duty of care.

     6. Relationship of the Parties. The Owner and the Manager are neither partners nor joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose on any of them any liability as partners or joint venturers. All dealings between the Owner and the Manager are at arms length as between non-related parties.

     7. Term and Termination.

          7.1 Period of the Term. This Agreement shall continue for an initial term of twenty (20) years commencing on July 1, 1996 (the "Commencement Date"), and ending on June 30, 2016. Thereafter, this Agreement shall be renewed automatically for three (3) additional five (5) year terms unless the Owner sends the Manager written notice no less than ninety (90) days prior to the then applicable Expiration Date that it does not wish to have the Agreement renew beyond the then applicable Expiration Date. As used herein the term "Expiration Date" shall mean the later of June 30, 2001, or the date to which this Agreement has been extended as provided in this
     Section 7.1.

     7.2 Termination for Cause. Either party may terminate this Agreement for "cause" by delivering thirty (30) days written notice to the other. "Cause" shall include, but not be limited to, each of the following:

          (i) the violation by either party of any material provision in, or obligation imposed by, this Agreement which violation shall not have been cured to the reasonable satisfaction of the other party within thirty (30) days following the date on which written notice of termination has been received by the party who has violated a material provision or obligation imposed by this Agreement;

          (ii) any illegal or improper act engaged in by either party in the operation of the Facility;

          (iii) if either party files or has a petition or complaint in receivership or bankruptcy filed against it which has not been dismissed within ninety (90) days of such filing; or

          (iv) if the Owner is required, pursuant to the terms and conditions of any Financing Agreement, to retain new management for the Facility.

     7.3 Termination for Failure to Pay Fee on a Timely Basis. In addition to the provisions of Section 7.2 above, the Manager may terminate this Agreement upon thirty (30) days written notice of the Owner's failure to pay the Management Fee when due unless the Owner cures the payment default within thirty
(30) days after receiving written notice from the Manager.

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     7.4 Termination Arising from Unresolved Dispute. In the event that a dispute arises between the parties regarding the interpretation of a material provision of this Agreement or the performance by one of the parties of an obligation hereunder, and the parties are unable to reach a mutual agreement regarding the dispute within thirty (30) days written notice of any unresolved dispute given by one of the parties to the other, which notice shall describe the nature of the dispute, any party may elect to terminate this Agreement by giving one hundred twenty (120) days written notice to the other of its intent to terminate. Unless the parties reach mutual agreement regarding the matter in dispute within such one hundred twenty (120) day period, this Agreement shall terminate on midnight of the one hundred twentieth (120th) day following the other parties receipt of notice of termination and all obligations due and owing hereunder shall forever cease, except to the extent that a right or obligation has accrued prior to the termination date. The right of a party to terminate this Agreement pursuant to this section shall be in addition to, and not to the exclusion of, any other remedies, whether at law or in equity, of the parties hereunder.

     8. Indemnification. The Owner shall indemnify the Manager and hold it harmless of, for, and against all costs, claims, damages or expenses, including reasonable attorney's fees (collectively "Costs"), incurred or suffered by the Manager and arising out of acts performed within the scope of this Agreement. Notwithstanding the foregoing, the Owner shall not have any obligation to indemnify the Manager or hold it harmless of, from, and against Costs incurred or suffered by the Manager as a result of the Manager's fraud, willful misconduct, or gross negligence, or for Costs incurred or suffered by the Manager as a result of the Manager's failure to submit proper reports to the appropriate regulatory agencies, to keep true, accurate and complete records or to obtain any necessary opinion of counsel as required by Section 1.1 of this Agreement. The Manager shall indemnify the Owner and hold it harmless of, from and against all Costs incurred or suffered by the Owner as a result of any of the Manager's fraud, willful misconduct, or negligence, or as a result of the Manager's failure to submit proper reports to the appropriate regulatory agencies, to keep true, accurate and complete records or to obtain any necessary opinion of counsel as required by Section 1.1 of this Agreement.

     9. Access to Books and Records. As a subcontractor that may be subject to
Section 1861(v)(1)(i) of the Social Security Act (the "Act"), the Manager shall, upon written request and in accordance with the above-mentioned section of the Act and regulations promulgated pursuant thereto, make available to the Comptroller General, the Secretary of Health and Human Services, and their duly authorized representatives, a copy of this Agreement and access to the Manager's books, documents, and records necessary to verify the nature and extent of the costs of services provided to the Owner. Such access will be available until the expiration of four (4) years after the services to which the costs are related have been furnished.

     The provision of this Section 9 shall apply only if this Agreement is covered by the Act and such provisions shall become void and shall be of no further force or effect if, at the time a request is made, this Agreement is not subject to the Act. The Manager agrees that if it carries out any of the duties of this Agreement through a subcontract with a related organization which subcontract has a value or cost of $10,000 or more over a twelve (12) month period, the Manager will obtain an identical access requirement in such subcontract.

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     10. Fidelity Bond. The Manager agrees to obtain a fidelity bond, employee dishonesty insurance policy or other similar coverage, in form and amount satisfactory to the Owner, covering those employees reasonably required to or covered by the Owner.

     11. Amendments. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the Owner and the Manager, their respective successors or assigns, or otherwise as provided herein. The Manager agrees to make any reasonable modifications to the Agreement as may be required by the holder of any Financing Agreement. Such modifications shall be in writing and signed by the Owner and the Manager.

     12. Governing Law. The provisions of this Agreement shall be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts. Any change in any applicable law which has the effect of rendering any part of this Agreement invalid, illegal, or unenforceable shall not render the remainder of this Agreement invalid, illegal, or unenforceable, and the parties hereto agree that in the event that any part of this Agreement is rendered invalid, illegal, or unenforceable, that they shall negotiate in good faith to amend any such part of this Agreement so as to comply with any such law, as amended, and further the respective objectives of the parties hereto.

     13. Assignment. Neither the Owner nor the Manager will assign its interests in this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned.

     14. Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns.

     15. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained in this Agreement.

     16. Notices. Any notice, demand, consent, or other written instrument to be given or received under this Agreement ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and/or consent and shall be hand delivered, sent by nationally recognized overnight carrier or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the other party at the addresses listed below:

As to Owner:             Continuum Care of Needham, Inc.
                         197 First Avenue
                         Needham, MA 02194
                         Attention: James M. Clary, III, Esq.

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


As to Manager:           CareMatrix of Massachusetts, Inc.
                         197 First Avenue
                         Needham, MA 02194
                         Attention: President

cc:                      CareMatrix Corporation
                         197 First Avenue
                         Needham, MA 02194
                         Attention: James M. Clary, III, Esquire

Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. All notices sent by certified mail shall be deemed received three (3) days after the date postmarked. All notices that are hand delivered shall be deemed received upon delivery to the office or address of the addressee.

     17. Property: Trade names, marketing material, marketing ideas and development material and records developed specifically for and related to this Facility shall be the property of the Owner. Trade names, ideas and documents, forms and development material not developed specifically for the Facility are to be considered proprietary and will remain the property of the Manager. All operational forms and documents including, but not limited to, policy and procedure manuals, operational forms, level of care determination systems, management policy books, inspection control manuals, and nursing management books are and will remain the property of the Manager. All financial management forms, documents and software systems including, but not limited to, bookkeeping manuals, financial forms, financial spreadsheets, database or word processing forms, and financial accounting packages are and will remain the property of the Manager. Upon termination of this Agreement, the Owner shall have the option to purchase operational material belonging to the Manager, except for the financial accounting packages, at a mutually agreed upon price.

     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     19. Delivery of Management Services. Notwithstanding anything contained in this Agreement to the contrary, with the prior written consent of the Owner (which consent shall not be unreasonably withheld, delayed or conditioned) the Manager shall have the right to engage another management company which provides management services to similar skilled nursing facilities to perform all or a portion of the Manager's duties and obligations under this Agreement. The Owner acknowledges and agrees that Vanguard Health Services, Inc. would be an acceptable management company to provide all or a portion of the services to be provided by the Manager under this Agreement.

     20. Lease Option. The Owner hereby agrees that so long as the Manager is not in default in the performance of any duty or any obligation hereunder, the Manager shall have the option to lease the Facility at any time during the term of this Agreement (including any extension thereof) by providing the Owner with at least ninety (90) days prior written notice of such election.

Within thirty (30) days after the receipt of the Manager's notice to lease, the parties shall enter into a lease agreement containing mutually agreeable terms and conditions (the "Lease"), which shall include, without limitation, a ten
(10) year initial term (with three (3) 5-year renewal terms) and rental payments equal to the fair market value as determined immediately prior to the initial term of the Lease and immediately prior to any renewal terms.

     21. Additional Consideration to Owner. In consideration for the Owner entering into this Agreement, the Manager shall pay to the Owner Two Million Eight Hundred Thousand ($2,800,0000) Dollars in cash simultaneously with the execution and delivery of this Agreement by the parties.

     IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first set forth above.



WITNESS:                                     CAREMATRIX OF MASSACHUSETTS, INC.


/s/                                              /s/  James M. Clary
________________________________             By: ______________________________
Name:                                        Name:
                                             Title:



WITNESS:                                     CONTINUUM CARE OF NEEDHAM, INC.


/s/                                              /s/   James M. Clary
________________________________             By: ______________________________
Name:                                        Name:
                                             Title:


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